UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2007

Astronics Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 Commerce Way, East Aurora, New York		14052
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-805-1599

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On July 25, 2007, Astronics Corporation (the "Company") amended its existing credit facility with HSBC Bank USA, National Association ("HSBC") by entering into Amendment No. 1 to Credit Agreement dated as of July 25, 2007 by and between the Company and HSBC (the "Amendment"). The Amendment modifies the Credit Agreement, dated as of January 5, 2007, between the Company and HSBC. Pursuant to the Amendment, the Company’s revolving credit facility was increased from $20 million to $25 million. All other terms and provisions of the existing credit agreement remain in full force and effect. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1, dated as of July 25, 2007, to Credit Agreement dated as of January 5, 2007 between Astronics Corporation and HSBC Bank USA, National Association.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

July 26, 2007	By:	/s/ David C. Burney

Name: David C. Burney
Title: Vice President of Finance, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	10.1 - Amendment No. 1, dated as of July 25, 2007, to Credit Agreement dated as of January 5, 2007 between Astronics Corporation and HSBC Bank USA, National Association.